Exhibit 99
Form 10-Q
March 31, 1999


                                                       NATIONAL FUEL GAS
                                               CONSOLIDATED STATEMENT OF INCOME
                                                         (UNAUDITED)


                                                   Twelve Months Ended
                                                         March 31,
                                                   --------------------

                                                   1999            1998
(Thousands of Dollars, Except Per
  Common Share Amounts)

INCOME
Operating Revenues                                $1,238,157      $1,231,077
                                                  ----------      ----------

Operating Expenses
  Purchased Gas                                      401,429         466,087
  Fuel Used in Heat and Electric Generation           57,108          18,510
  Operation                                          288,352         274,895
  Maintenance                                         24,532          26,638
  Property, Franchise and Other Taxes                 90,614          95,207
  Depreciation, Depletion and Amortization           124,537         113,883
  Impairment of Oil & Gas Producing Properties             -         128,996
  Income Taxes - Net                                  63,396          25,471
                                                  ----------      ----------
                                                   1,049,968       1,149,687
                                                  ----------      ----------

Operation Income                                     188,189          81,390
Other Income                                          15,425          28,637
                                                  ----------      ----------
Income Before Interest Charges and
  Minority Interest in Foreign Subsidiary            203,614         110,027
                                                  ----------      ----------

Interest Charges
  Interest on Long-Term Debt                          63,723          44,336
  Other Interest                                      22,822          27,601
                                                  ----------      ----------
                                                      86,545          71,937
                                                  ----------      ----------
Minority Interest in Foreign Subsidiary               (2,273)         (2,829)
                                                  ----------      ----------
Income Before Cumulative Effect                      114,796          35,261

Cumulative Effect of Change in Accounting for
  Depletion                                                -          (9,116)
                                                  ----------      ----------

Net Income Available for Common Stock             $  114,796      $   26,145
                                                  ==========      ==========

Basic Earnings (Loss) Per Common Share
    Income Before Cumulative Effect               $    2.98       $    0.92
    Cumulative Effect fo Change in Accounting
      for Depletion                                       -           (0.24)
                                                  ---------       ---------
    Net Income Available for Common Stock         $    2.98       $    0.68
                                                  =========       =========

Diluted Earnings (Loss) Per Common Share
    Income Before Cumulative Effect               $    2.96       $    0.91
    Cumulative Effect of Change in Accounting
      for Depletion                                       -           (0.24)
                                                  ---------       ---------
    Net Income Available for Common Stock         $    2.96       $    0.67
                                                  =========       =========

Weighted Average Common Shares Outstanding
    Used in Basic Calculation                    38,484,952      38,188,112
                                                 ==========      ==========
    Used in Diluted Calculation                  38,822,817      38,591,405
                                                 ==========      ==========